                                                                    EXHIBIT 10.5

HEARTLAND NATIONAL BANK
Split Dollar Plan

                             HEARTLAND NATIONAL BANK
                                SPLIT DOLLAR PLAN

                            EFFECTIVE January 4, 2005

HEARTLAND NATIONAL BANK
Split Dollar Plan

                             HEARTLAND NATIONAL BANK
                               SPLIT DOLLAR PLAN

      THIS SPLIT DOLLAR PLAN is adopted this 4 day of January, 2005, by and between HEARTLAND NATIONAL BANK, a nationally-chartered corporation located in Sebring, Florida (the "Company"), and JAMES CLINARD (the "Executive").

      The purpose of this Agreement is to retain and reward the Executive, by dividing the death proceeds of certain life insurance policies which are owned by the Company on the life of the Executive with the designated beneficiary of the Executive. The Company will pay the life insurance premiums from its general assets.

                                    ARTICLE 1
                                   DEFINITIONS

      Whenever used in this Agreement, the following terms shall have the meanings specified:

1.1 "Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive.

1.2 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Company to designate one or more Beneficiaries.

1.3   "Board" means the boards of directors of the Corporation and the Company.

1.4   "Company's Interest" means the benefit set forth in Section 3.2.

1.5 "Change of Control" means (i) a merger which the Corporation is not the surviving entity, the acquisition of the Company by means of a merger, consolidation or purchase of 80% or more of its outstanding shares, or the acquisition by any individual or group of beneficial ownership of more than 50% of the outstanding shares of the Corporation's common stock. The term "group" and the concept of beneficial ownership shall have such meaning ascribed thereto as set forth in the Securities Exchange act of 1934, as amended, and the regulations and rules thereunder; or (ii) if more restrictive, the definition in Section 409A of the Code and regulations thereunder.

1.6   "Corporation" means Heartland Bancshares, Inc.

1.7 "Disability" means the Executive's suffering a sickness, accident or injury which has been determined by the insurance carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. Upon the request of the Company, the Executive must submit proof to the Company of the insurance carrier's or Social Security Administration's determination.

HEARTLAND NATIONAL BANK
Split Dollar Plan

1.8 "Employment Agreement" means the Employment Agreement between the Company, the Corporation and the Executive dated November 9, 2004.

1.9   "Executive's Interest" means the benefit set forth in Section 3.1.

1.10  "Insured" means the Executive.

1.11 "Insurer" means the insurance company issuing the life insurance policy on the life of the Insured.

1.12 "Net Death Proceeds" means the total death proceeds of the Policy minus the cash surrender value.

1.13  "Normal Retirement Age" means the Executive attaining age 62.

1.14 "Normal Retirement Date" means the later of the Normal Retirement Age or the date of Termination of Employment for any reason other than Termination for Cause.

1.15 "Policy" means the individual insurance policy or policies adopted by the Company for purposes of insuring the Executive's life under this Agreement.

1.16 "Termination of Employment" means the termination of Executive's service for any reason, voluntarily or involuntarily, other than a leave of absence approved by the Company.

1.17 "Termination for Cause" means that the Executive's employment with the Company has been or is terminated by the Board for any of the following reasons:

      (a) If the Executive shall fail or refuse to comply with the obligations required of him as set forth in the Employment Agreement or comply with the policies of the Company established by the Board from time to time; provided, however, that for the first such failure or refusal, the Executive shall be given written warning (providing at least a 10 day period for an opportunity to cure), and the second failure or refusal shall be grounds for Termination for Cause;

      (b) If the Executive shall have engaged in conduct involving fraud, deceit, personal dishonesty, or breach of fiduciary duty;

      (c) If the Executive shall have violated any bank law or regulation, memorandum of understanding, cease and desist order, or other agreement with any banking agency having jurisdiction over the Company and the Corporation which, in the judgment of the Board, has adversely affected or may adversely affect, the business or reputation of the Company and the Corporation as determined by the Board;

      (d) If the Executive shall have become subject to continuing intemperance in the use of

HEARTLAND NATIONAL BANK
Split Dollar Plan

            alcohol or drugs which has adversely affected, or may adversely affect, the business or reputation of the Company and the Corporation as determined by the Board;

      (e) If the Executive shall have filed, or has filed against him, any petition under the federal bankruptcy law or any state insolvency laws; or

      (f) If any banking authority having supervisory jurisdiction over the Company and the Corporation initiates any proceedings for removal of the Executive.

1.18 "Termination for Good Reason" shall mean (i) any material breach by the Company and the Corporation of any provision of the Employment Agreement, or (ii) any significant reduction (not pertaining to job performance issues), in the duties, responsibilities, authority or title of the Executive as an officer of the Company and the Corporation.

                                    ARTICLE 2
                                  PARTICIPATION

2.1 Termination of Participation. The Executive's rights under this Agreement shall automatically cease and his or her participation in this Agreement shall automatically terminate, if either of the following events occur:
      (i) if there is a Termination for Cause; or (ii) if the Executive's employment with the Company is terminated prior to Normal Retirement Age for reasons other than Disability (except as set forth in Section 2.2
      (b)), following a Change of Control, Termination for Good Reason, or a leave of absence approved by the Company. In the event that the Company decides to maintain the Policy after the Executive's termination of participation in the Agreement, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.

2.2   Post-Termination Benefit.

      (a) Except as otherwise provided in paragraph (b) of this Section 2.2, if the Executive's employment with the Company is terminated because of Disability, following a Change of Control, Termination for Good Reason, Termination for Cause, or attaining the Normal Retirement Date, the Company shall maintain the Policy in full force and effect and, in no event, shall the Company amend, terminate or otherwise abrogate the Executive's Interest in the Policy. However, the Company may replace the Policy with a policy that provides comparable death benefits provided under this Agreement.

      (b) Notwithstanding the provisions of paragraph (a) of this Section 2.2, upon the disabled Executive's gainful employment with an entity other than the Company, the Company shall have no further obligation to the disabled Executive, and the disabled Executive's rights pursuant to the Agreement shall cease. In the event the disabled Executive's rights are terminated hereunder and the Company decides to

HEARTLAND NATIONAL BANK
Split Dollar Plan

            maintain the Policy, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.

                                    ARTICLE 3
                           POLICY OWNERSHIP/INTERESTS

3.1 Executive's Interest. The Executive, or the Executive's assignee, shall have the right to designate the Beneficiary of an amount equal to fifty percent (50%) of the Net Death Proceeds, subject to:

      (a) Forfeiture of Executive's rights upon Termination of Participation as set forth in Section 2.1;

      (b)   Forfeiture of Executive's rights upon Termination for Cause;

      (c) Forfeiture of Executive's rights upon gainful employment following Disability;

      (d) Termination of the Agreement and the corresponding forfeiture of rights for all Executives or any one Executive in accordance with
            Section 9.1 hereof; or to conform with written directives to the Company from its banking regulators, and

      (e) Forfeiture of the Executive's rights and interest hereunder that the Company may reasonably consider necessary to conform with applicable law (including the Sarbanes-Oxley Act of 2002).

3.2 Company's Interest. The Company shall own the Policy and shall have the right to exercise all incidents of ownership except that the Company shall not sell, surrender or transfer ownership of a Policy so long as the Executive has an interest in the Policy as described in Section 3.1. However, the Company may replace the Policy with a policy that provides comparable death benefits to cover the benefit provided under this Agreement. This provision shall not impair the right of the Company, subject to Article 9, to terminate this Agreement. The Company shall be the beneficiary of an amount of death proceeds equal to the greater of a) the cash surrender value of the Policy, b) the aggregate premiums paid on the Policy by the Company less any outstanding indebtedness to the Insurer or c) the total death proceeds less the Executive's Interest described in
      Section 3.1.

                                    ARTICLE 4
                                    PREMIUMS

4.1   Premium Payment. The Company shall pay all premiums due on all Policies.

4.2 Economic Benefit. The Company shall determine the economic benefit attributable to the Executive based on the life insurance premium factor for the Executive's age multiplied by the aggregate death benefit payable to the Executive's beneficiary. The "life insurance premium factor" is the minimum factor applicable under guidance published pursuant to IRS Reg.
      Section 1.6l-22(d)(3)(ii) or any subsequent authority.

4.3 Imputed Income. The Company shall impute the economic benefit to the Executive on an

HEARTLAND NATIONAL BANK
Split Dollar Plan

      annual basis, by adding the economic benefit to the Executive's W-2, or if applicable, Form 1099.

                                   ARTICLE 5
                                 BENEFICIARIES

5.1 Beneficiary. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under the Agreement to a beneficiary upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the Beneficiary designation under any other Agreement of the Company in which the Executive participates.

5.2 Beneficiary Designation; Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Company or its designated agent. The Executive's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Company's rules and procedures, as in effect from time to time. Upon the acceptance by the Company of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Company shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Company prior to the Executive's death.

5.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Company or its designated agent.

5.4 No Beneficiary Designation. If the Executive dies without a valid designation of beneficiary, or if all designated Beneficiaries predecease the Executive, then the Executive's surviving spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made payable to the personal representative of the Executive's estate.

5.5 Facility of Payment. If the Company determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Company may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

HEARTLAND NATIONAL BANK
Split Dollar Plan

                                    ARTICLE 6
                                   ASSIGNMENT

      The Executive may irrevocably assign without consideration all or part of the Executive's Interest in this Agreement to any person, entity or trust. In the event the Executive shall transfer all or part of the Executive's Interest, then all or part of the Executive's Interest in this Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder, and the Executive shall have no further interest in this Agreement.

                                   ARTICLE 7
                                    INSURER

      The Insurer shall be bound only by the terms of its given Policy. The Insurer shall not be bound by or deemed to have notice of the provisions of this Agreement. The Insurer shall have the right to rely on the Company's representations with regard to any definitions, interpretations or Policy interests as specified under this Agreement.

                                    ARTICLE 8
                           CLAIMS AND REVIEW PROCEDURE

8.1 Claims Procedure. The Executive or Beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

      8.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

      8.1.2 Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

      8.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

            (a)   The specific reasons for the denial;

            (b) A reference to the specific provisions of the Agreement on which the denial is based;

            (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

HEARTLAND NATIONAL BANK
Split Dollar Plan

            (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and

            (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

8.2 Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

      8.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

      8.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

      8.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

      8.2.4 Timing of Company's Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

      8.2.5 Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

            (a)   The specific reasons for the denial;
            (b) A reference to the specific provisions of the Agreement on which the denial is based;
            (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and
            (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

HEARTLAND NATIONAL BANK
Split Dollar Plan

                                    ARTICLE 9
                           AMENDMENTS AND TERMINATION

9.1   Amendment or Termination of Agreement. Except as otherwise provided in
      Section 2.2, the Company may amend or terminate this Agreement at any time prior to the Executive's death. Such amendment or termination shall be by written notice to the Executive. In the event that the Company decides to maintain the Policy after the termination of the Agreement, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.

9.2 Option to Purchase Upon Termination. If the Company exercises the right to terminate the Agreement, the Company shall not sell, surrender or transfer ownership of a Policy without first giving the Executive or the Executive's transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy.

                                   ARTICLE 10
                                 ADMINISTRATION

10.1 Company Duties. This Agreement shall be administered by the Company which shall consist of the Board, or such committee or persons as the Board may choose. The Company shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with this Agreement.

10.2 Agents. In the administration of this Agreement, the Company may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

10.3 Binding Effect of Decisions. The decision or action of the Company with respect to any question arising out of or in connection with the administration, interpretation and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement.

10.4 Indemnity of Company. The Company shall indemnify and hold harmless the members of the Company against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Company or any of its members.

HEARTLAND NATIONAL BANK
Split Dollar Plan

                                   ARTICLE 11
                                  MISCELLANEOUS

11.1 Binding Effect. This Agreement shall bind the Executive and the Company, their beneficiaries, survivors, executors, administrators and transferees and any Beneficiary.

11.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an Executive of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an Executive nor interfere with the Executive's right to terminate employment at any time.

11.3 Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Florida, except to the extent preempted by the laws of the United States of America.

11.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

11.5 Notice. Any notice or filing required or permitted to be given to the Company under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                              320 us Hwy 27 North
                             Sebring Florida 33870

      Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

      Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

11.6 Entire Agreement. This Agreement, along with the Executive's Beneficiary Designation Form constitute the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein.

HEARTLAND NATIONAL BANK
Split Dollar Plan

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated above.

EXECUTIVE:                                   COMPANY:
                                             HEARTLAND NATIONAL BANK

/s/ James Clinard                            By    /s/ Edward L. Smoak
------------------------                           ----------------------------
JAMES CLINARD                                Title Chairman of the Board

By execution hereof, Heartland Bancshares, Inc. consents to and agrees to be bound by the terms and condition of this Agreement.

ATTEST:                                      HEARTLAND BANCSHARES, INC.

/s/ James B. Belflower                       By    /s/ Edward L. Smoak
------------------------                           ----------------------------
                                             Title Chairman of the Board

HEARTLAND NATIONAL BANK
Beneficiary Designation Form
Split Dollar Plan

I, JAMES CLINARD, designate the following as beneficiary of benefits under the Agreement payable following my death:

Primary:        Mary Lydia Clinard                 100%

Contingent:     James C Clinard Jr                 50 %

                Carolyn Anne Clinard               50 %

NOTES:

      -     PLEASE PRINT CLEARLY OR TYPE THE NAMES OF THE BENEFICIARIES.

      - TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT

      -     TO.NAME YOUR ESTATE AS BENEFICIARY, PLEASE WRITE "ESTATE OF
            [YOUR NAME]".

      - BE AWARE THAT NONE OF THE CONTINGENT BENEFICIARIES WILL RECEIVE ANYTHING UNLESS ALL OF THE PRIMARY BENEFICIARIES PREDECEASE YOU.

I understand that I may change these beneficiary designations by delivering a new written designation to the Company, which shall be effective only upon receipt and acknowledgment by the Company prior to my death. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name: James C Clinard

Signature: /s/ James C. Clinard                           Date: 1-04-05

Received by the Company this __________ day of _________________, 20____

By: _____________________________________________

Title: __________________________________________

HEARTLAND NATIONAL BANK
Policy Endorsement
Split Dollar Plan

                               POLICY ENDORSEMENT

Contract Owner: HEARTLAND NATIONAL BANK

The undersigned Owner requests that the policy(ies) shown in the attached Schedule Page issued by NEW YORK LIFE INSURANCE COMPANY (the "Insurer") provide for the following beneficiary designation:

      1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, as Beneficiary, to the extent claimed by said Owner.

      2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of paragraph 1 of this Policy Endorsement shall be paid in one sum in accordance with the written direction of the Owner. Such direction will be provided to the Insurer at the time of claim. The Insurer will be protected in relying solely on the Owner to provide the name(s) of the party(ies) to pay any excess not paid under paragraph 1. If the Owner fails to provide the name(s) of the party(ies) at the time of claim, then any proceeds payable under this paragraph shall be paid in one sum to the Beneficiary.

      3. It is hereby provided that (i) any payment made to the Beneficiary or other party under paragraph 2 of this Policy Endorsement shall be a full discharge of the Insurer to the extent thereof; (ii) such discharge shall be binding on all parties claiming any interest under the Policy; and (iii) the Insurer shall have no responsibility with respect to the amounts so claimed.

      4. It is agreed by the undersigned that this designation shall be subject in all respects to the contractual terms of the Policy.

The undersigned is signing in a representative capacity for the Owner and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

Signed at Sebring, Florida, this 4 day of January, 2005.

OWNER:

HEARTLAND NATIONAL BANK

BY:   /s/ Edward L. Smoak                      By: /s/ James B. Belflower
      ----------------------------------           -----------------------------
      (Signature: Bank Officer #1)                 (Signature: Bank Officer #2)

      Edward L. Smoak                              James B. Belflower
      ----------------------------------           -----------------------------
      (Printed)                                    (Printed)

TITLE: Chairman of the Board                 TITLE: EVP
       -------------------------------              ----------------------------

                                     1 of 2

HEARTLAND NATIONAL BANK
Beneficiary Designation Form
Split Dollar Plan

                                  SCHEDULE PAGE
                   POLICY(IES) SUBJECT TO POLICY ENDORSEMENT

Policy Number                                Insured

                                             James Clinard

                                     2 of 2